      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

                    DELAWARE                           54-1708481
         (State or Other Jurisdiction               (I.R.S. Employer
       of Incorporation or Organization)          Identification Number)

                              1700 OLD MEADOW ROAD
                                   THIRD FLOOR
                                MCLEAN, VA 22101
              (Address of Registrant's Principal Executive Offices)

         PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  K. PAUL SINGH
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                         1700 OLD MEADOW ROAD, 3RD FLOOR
                             MCLEAN, VIRGINIA 22102
                     (Name and address of agent for service)

                                 (703) 902-2800
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             JAMES D. EPSTEIN, ESQ.
                               PEPPER HAMILTON LLP
                              3000 TWO LOGAN SQUARE
                           EIGHTEENTH AND ARCH STREETS
                             PHILADELPHIA, PA 19103
                                 (215) 981-4368

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED            PROPOSED
                                                MAXIMUM             MAXIMUM
TITLE OF SHARES TO BE         AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING   AMOUNT OF
REGISTERED                    REGISTERED (1)    PER SHARE (2)       PRICE (2)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock par value            244,571        $    27.63         $ 6,757,496.73        $ 1,783.98
$0.01 per share                 1,564,929             29.16          45,633,330.64         12,047.20
---------------------------------------------------------------------------------------------------------
Total                           1,809,500                           $52,390,826.37        $13,831.18
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Primus Telecommunications Group, Incorporated Stock Option Plan (the "Stock Option Plan").

(2) Estimated pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of: (i) the weighted average of the option exercise price with respect to outstanding options to purchase 1,564,929 shares and (ii) the average of the high and low prices per share of the registrant's Common Stock on the Nasdaq Stock Market on June 14, 2000 with respect to the 244,571 shares subject to future grant.

                                EXPLANATORY NOTE

                  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 1,809,500 additional shares of Common Stock, $0.01 par value per share, of Primus Telecommunications Group, Incorporated (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company's Stock Option Plan.

                  The contents of the Registration Statement on Form S-8 as filed on September 5, 1997, Registration No. 33-35005, as amended, are incorporated by reference into this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------

          4.1 Primus Telecommunications Group, Incorporated Stock Option Plan --Amended and Restated Effective March 21, 1997 (Incorporated herein by reference to Exhibit
                        10.6 to the Company's Registration Statement No. 333-30195 on Form S-1).

          5             Opinion of Pepper Hamilton LLP.

         23.1           Independent Auditors' Consent

         23.2           Consent of KPMG LLP.

         23.3           Consent of Pepper Hamilton LLP (included in Exhibit 5).

         24             Power of Attorney (included on page II-2).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in McLean, Virginia, on this 15th day of June, 2000.

                                             PRIMUS TELECOMMUNICATIONS
                                             GROUP INCORPORATED

                                             By: /s/ K. Paul Singh
                                             -----------------------------
                                             K. Paul Singh
                                             Chairman, President and Chief
                                             Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints K. Paul Singh and Neil L. Hazard and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement of Primus Telecommunications Group, Incorporated and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of June, 2000.

Signature                                           Title
 ---------                                          -----

/s/ K. Paul Singh                 President, Chairman and Chief Executive
---------------------             Officer (Principal Executive Officer)
K. Paul Singh


/s/ Neil L. Hazard                Executive Vice President and Chief Financial
---------------------             Officer (Principal Financial Officer and
Neil L. Hazard                    Principal Accounting Officer)

/s/ John F. DePodesta             Executive Vice President and Director
---------------------
John F. DePodesta


/s/ Herman Fialkov                Director
---------------------
Herman Fialkov


/s/ John Puente                   Director
---------------------
John Puente


                                  Director
---------------------
David E. Hershberg


                                  Director
---------------------
Douglas M. Karp

                                                   EXHIBIT INDEX

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------

          4.1 Primus Telecommunications Group, Incorporated Stock Option Plan --Amended and Restated Effective March 21, 1997 (Incorporated herein by reference to Exhibit
                        10.6 to the Company's Registration Statement No. 333-30195 on Form S-1).

          5             Opinion of Pepper Hamilton LLP.

         23.1           Independent Auditors' Consent

         23.2           Consent of KPMG LLP.

         23.3           Consent of Pepper Hamilton LLP (included in Exhibit 5).

         24             Power of Attorney (included on page 4).